SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                        STANDARD COMMERCIAL CORPORATION
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                           [STANDARD COMMERICIAL LOGO]

                         STANDARD COMMERCIAL CORPORATION
                                2201 Miller Road
                          Wilson, North Carolina 27893


                    Notice of Annual Meeting of Shareholders
                           To Be Held August 12, 1997





Dear  Shareholder:

     You are cordially invited to attend the 1997 Annual Meeting of Shareholders of Standard Commercial Corporation at the Wilson Country Club off West Nash Road in Wilson, North Carolina on Tuesday, August 12, 1997 at 12 noon to:

                  (a)      elect three directors;

                  (b) ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for fiscal 1998; and

                  (c) transact such other business as may properly come before the meeting.

     Shareholders of record at the close of business on June 16, 1997 will be entitled to vote at the meeting.


                                                       Sincerely,


                                                       /s/ ROBERT E. HARRISON
                                                       ---------------------
                                                       Robert E. Harrison
                                                       President


June 25, 1997



     You are invited to a luncheon immediately following the meeting. If you plan to attend, please complete and return the enclosed card direct to the Company or telephone 919-291-5507 Ext 259. Entrance to the Wilson Country Club off West Nash Road is two miles northwest of the intersection of Ward Boulevard and West Nash Street in Wilson.



          PLEASE VOTE YOUR SHARES PROMPTLY BY COMPLETING AND RETURNING YOUR PROXY IN THE ENVELOPE PROVIDED.

                         STANDARD COMMERCIAL CORPORATION

                        ------------------------------------
                                 Proxy Statement
                         Annual Meeting of Shareholders
                                 August 12, 1997

                        ------------------------------------

     The accompanying proxy is solicited by the Board of Directors. A shareholder giving a proxy may revoke it at any time before it is exercised. Shareholders of record at the close of business on June 16, 1997 will be entitled to vote at the meeting or any adjournments thereof. It is expected that proxy material will be mailed on or about June 25, 1997.

                              ELECTION OF DIRECTORS

     The Company's Articles of Incorporation divide the Board of Directors into three classes as nearly equal in number as possible, each of which serves for three years. The term of office of one class of directors expires each year in rotation so that one class is elected at each Annual Meeting for a full three-year term. Three of the present directors, Henry R. Grunzke, Ery W. Kehaya and Daniel M. Sullivan, who were elected for three-year terms expiring at this Annual Meeting, have been nominated for three-year terms expiring at the Annual Meeting in 2000. Seven of the present directors who were elected for terms expiring at the Annual Meetings in 1998 and 1999 and will remain in office.
     Each shareholder of record at the close of business on June 16, 1997 is entitled to one vote per share of common stock so held for the election of each of the persons nominated.

                 INFORMATION ABOUT NOMINEES AND OTHER DIRECTORS

     The information that follows as to the principal occupations and directorships and the number of shares of the Company's common stock beneficially owned, directly or indirectly, has been furnished to the Company by such persons.

                                                                                           As of June 11, 1997
Name, Age and Year                         Principal Occupation                         -------------------------
First Became Director                     During Past Five Years                        Shares Owned   % of Class
---------------------               -----------------------------------                 ------------   ----------

                                    Nominees for Terms Expiring in 2000

Henry R. Grunzke                    Consultant; and President, International Wool           2,318          *
   Age 65, Director 1987              and Textile Organization.  Chairman Wool
                                      Division from January to August 1996;
                                      previously Commercial Director

Ery W. Kehaya                       Chairman Emeritus since August 1996;                2,847,024(1)      22.7%
   Age 73, Director 1949              previously Chairman of the Board and
                                      retired Chief Executive Officer

Daniel M. Sullivan                  Founder and retired Chief Executive Officer,            1,148          *
   Age 73, Director 1995              Frost & Sullivan, Inc.; currently Chairman Jim
                                      Hjelms Private Collections, Ltd. and director
                                      of four private companies

                                    Directors Continuing in Office Until 1998

William S. Barrack, Jr.             Retired Senior Vice President, Texaco Inc.              2,148(2)       *
   Age 67, Director 1992              A director of Consolidated Natural Gas Company.

Charles H. Mullen                   Retired Chairman and Chief Executive Officer,           1,782          *
   Age 69, Director 1995              The American Tobacco Company, and
                                      Vice President, American Brands, Inc.
                                      A director of Swisher International Group Inc.

J. Alec  G. Murray                  Chairman of the Board since August 1996; previously   202,006(3)       1.6%
   Age 60, Director 1977              President/Vice Chairman and Chief Executive Officer
                                      from January 1991.



                                                                                            As of June 11, 1997
Name, Age and Year                         Principal Occupation                         ------------------------
First Became Director                     During Past Five Years                        Shares Owned   % of Class
---------------------               -----------------------------------                 ------------   ----------
                                    Directors Continuing in Office Until 1999

Marvin W. Coghill                   Chairman - Tobacco Division; prior to April 1994,     260,857(4)       2.1%
   Age 63, Director 1974              President and Chief Operating Officer

Thomas M. Evins, Jr.                Regional Manager - North & Central America Tobacco    107,989(5)       1.1%
   Age 57, Director 1992              Operations since Oct 1993; President, WA Adams
                                      Company, a subsidiary acquired in June 1992

Robert E. Harrison                  President and Chief Executive Officer since             1,210(6)       *
   Age 43, Director 1995              August 1996 and Chief Financial Officer
                                      since July 1995. Employed in July 1995 as
                                      Senior Vice President; previously employed by
                                      R J Reynolds International in a number of
                                      financial positions primarily in the Far East.

William A. Ziegler                  Retired partner, Sullivan & Cromwell, attorneys;        5,746          *
   Age 72, Director 1985              currently consultant and director and chairman of
                                      executive committee of a private company and a
                                      director of another private company.


*    Less than one percent.
(1) Includes (i) 609,075 shares held by Mr. Kehaya as trustee for the benefit of his children; (ii) 3,404 shares underlying $100,000 principal amount of the Company 7 1/4% Convertible Subordinated Debentures held by his wife assuming conversion thereof at the current conversion price of $29.38 per share; and (iii) 42,917 shares held by his wife. Excludes 110,459 shares held by a charitable remainder trust established by Mr. Kehaya as to which shares he disclaims beneficial ownership.
(2)  Includes 550 shares owned by Mr. Barrack's wife.
(3)  Includes 11,452 shares owned by Mr. Murray's wife.
(4) Includes 3,208 shares held for Mr. Coghill's account by the trustee of the Company's 401(k) Savings Plan.
(5) Includes 1,055 shares held for Mr. Evins' account by the trustee of the Company's 401(k) Savings Plan.
(6) Includes 166 shares held for Mr. Harrison's account by the trustee of the Company's 401(k) Savings Plan.


     There are no family relationships among any of the directors and executive officers except that Ery W. Kehaya is the father of Ery W. Kehaya II and Mark W. Kehaya, Vice Presidents of the Company.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth at June 11, 1997 the common stock owned beneficially, according to advice received by the Company, by each 5% or larger shareholder and by all officers and directors as a group:

         Name and Address                                   Shares Owned                          % of Class
         ----------------                                   ------------                          ----------
          Ery W. Kehaya                                       2,847,024(1)                            22.7%
          810 Saturn Street
          Jupiter, Florida  33477-4456

          All directors and officers as a group               3,971,011(2)                            31.6%


(1)  See footnote 1 above.
(2) Includes the shares discussed in footnotes (1 - 6) above. Also includes 542,034 outstanding shares held beneficially by other executive officers.

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning compensation of the Chief Executive Officer and the other four most highly compensated executive officers of the Company for services in all capacities for fiscal year ended March 31, 1997.

                               Annual Compensation
                               -------------------
                                      Fiscal                           All Other
   Name and Principal Position         Year     Salary      Bonus    Compensation(1)
   ---------------------------      ---------   ------      -----    ---------------

   Robert E. Harrison(2)               1997   $271,250      $ -0-       $2,250
      Chief Executive Officer,         1996    142,500        -0-          -0-
      President and Chief Financial
      Officer

   J. Alec G. Murray(3)                1997   $218,750      $ -0-       $  -0-
      Chairman of Board of Directors   1996    350,000        -0-          -0-
                                       1995    297,500        -0-          -0-

   Marvin W. Coghill                   1997   $310,000      $ -0-       $3,000
      Chairman - Tobacco Division      1996    310,000        -0-        3,000
                                       1995    263,500        -0-        3,000

   Thomas M. Evins, Jr. - Regional     1997   $200,000      $ -0-       $3,000
      Manager - North & Central        1996    185,000        -0-        3,000
      America Tobacco Operations       1995    166,500        -0-        3,000

   Paul H. Bicque                      1997   $164,000      $ -0-       $  -0-
      Managing Director                1996    142,100        -0-          -0-
       - Wool Division                 1995    110,200        -0-          -0-


(1) Employer contributions under the Company's 401(k) Savings Incentive Plan. Eligible employees in the United States may contribute the lesser of 18% of recognizable compensation or the maximum amount ($9,500 in calendar 1997) permitted under the Internal Revenue Code. Employee contributions are partially matched with employer contributions in the form of common stock of the Company. Noncash personal benefits for the persons named above did not exceed the lesser of $50,000 or 10% of the cash compensation reported.
(2) Mr. Harrison was elected President, Chief Executive Officer and Chief Financial Officer on August 13, 1996; from July 1995 to August 1996 he was Senior Vice President and Chief Financial Officer.
(3) Mr. Murray was elected Chairman of the Board of Directors on August 13, 1996; prior thereto he was President and Chief Executive Officer.

Employment Agreement

     In March 1997, the Company entered into a three-year Employment Agreement with Robert E. Harrison, its President, Chief Executive Officer and Chief Financial Officer. The agreement provides for a current base salary of $350,000 per year, annual cash bonuses upon achievement of performance goals, as determined by the Compensation Committee of the Board of Directors of the Company, and other employee benefits. In addition, the agreement, which was ratified by the Board of Directors on April 14, 1997, provides for the grant to Mr. Harrison of nonqualified options to purchase 100,000 shares of Common Stock of the Company at an exercise price equal to the fair market value as of the date of the grant. These options will become exercisable, based on Mr. Harrison's continued employment with the Company, in equal annual installments over a three-year period. Mr. Harrison's employment agreement is renewable for successive two-year periods after its initial three-year term. The agreement also contains a covenant by Mr. Harrison not to compete with the Company until one year after his termination, except if he is terminated by the Company without cause. The agreement also provides that in the event Mr. Harrison's employment is terminated by the Company without cause he shall receive termination pay in a lump sum equal to two years' base salary and one year's bonus.

Retirement Plans

     There is a Defined Benefit Pension Plan provided for participating employees in the United States who retire directly from the Company or who terminate service with vested rights. The Company pays the full cost of the Plan, determined on the basis of an independent actuarial valuation, into an independently maintained trust fund. Generally, full-time salaried employees who are at least 21 years old and have been employed for at least one year are covered by the Plan. The right to receive benefits under the Plan is 100% vested after five years of service. The monthly benefit payable upon retirement is based on average compensation for the three highest years multiplied by various factors for each year of service up to 40. The definition of compensation includes amounts deferred under the 401(k) Savings Incentive Plan and Pretax Medical Plans, but excludes bonuses and other awards. The benefit normally is computed in the form of a straight-life annuity, or the actuarial equivalent thereof under other options specified in the Plan. In addition, an immediate benefit is provided to the surviving spouse upon death of an active or disabled participant. The maximum annual benefit payable from this Plan is limited by
Section 415 of the Internal Revenue Code to $125,000 in calendar 1997 ($120,000 in 1995 and 1996).
     A nonqualified Supplemental Retirement Plan provides such benefits from the Company's general funds as would otherwise be provided under the above tax-qualified Plan except for Internal Revenue Code limitations on amounts which may be paid out of a tax-qualified Plan.
     The table below shows representative total annual retirement benefits payable to an employee retiring in 1997 under the above Plans for specified levels of compensation and years of service computed as a straight-life annuity at age 65.

                                              Years of Credited Service at Age 65
                                 --------------------------------------------------------
                    Average
                  Compensation       15           20           25           30           35            40
                  ---------------------------------------------------------------------------------------
                   $100,000      $21,900    $  29,200    $  36,500     $  43,800    $  49,800    $  53,600
                    150,000       34,300       45,700       57,100        68,500       78,100       83,700
                    200,000       46,600       62,200       77,700        93,300      106,300      113,800
                    250,000       59,000       78,700       98,400       118,000      134,600      144,000
                    300,000       71,400       95,200      119,000       142,800      162,800      174,100
                    350,000       83,800      111,700      139,600       167,500      191,100      204,200
                    400,000       96,100      128,200      160,200       192,300      219,300      234,300

     As of March 31, 1997, Messrs. Murray, Coghill, Evins and Bicque had 32, 39, 1 and 5 years of service, respectively, for pension purposes. The pensionable compensation covered by the U.S. and foreign retirement plans in 1997, 1996 and 1995 for each executive officer listed in the Summary Compensation Table is equal to the "salary" amount shown in the Table. Mr. Harrison became a participant in the U.S. Pension and Supplemental Retirement Plans on July 1, 1996.
     Foreign pension plans use different formulae than the one used in preparing the above table. At March 31, 1997, Messrs. Murray and Bicque had accrued annual benefits payable at age 65 of $242,200 and $23,400, respectively.

Performance Improvement Compensation Plan

     On August 11, 1992 the shareholders of the Company approved the adoption of a Performance Improvement Compensation Plan (the "Plan") which is administered by the Compensation Committee of the Board of Directors. The Plan allows the grant of a number of different types of equity based compensation vehicles. Awards under the Plan may be made to participants in the form of incentive stock options, nonqualified stock options, discounted stock options, restricted stock, stock appreciation rights, phantom stock, stock awards, performance shares and deferred stock. A maximum of 500,000 shares of Common Stock may be issued under the Plan. To date provision has been made solely for the grant of restricted stock awards.
     The restricted stock awards granted are subject to forfeiture for a period of seven years if a recipient's employment is terminated other than because of death, disability or retirement after age 62 under certain conditions. The Compensation Committee may also waive the restriction. The recipient of an award may vote the stock and is entitled to cash dividends.

                    BOARD OF DIRECTORS AND COMMITTEE MEETINGS

     The committees established by the Board of Directors to assist it in the discharge of its responsibilities are an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating Committee and a Finance Committee.
     The Executive Committee consists of J. Alec G. Murray, Marvin W. Coghill and Robert E. Harrison. This committee meets on call and has authority to act on most matters during the intervals between Board meetings. During the last fiscal year, the committee acted on various matters by unanimous written consents.
     The Audit Committee, which met four times during the last fiscal year, consists of William S. Barrack, Jr., Charles H. Mullen, Daniel M. Sullivan and

William A. Ziegler, none of whom have been employees of the Company. This committee is primarily concerned with assisting the Board in fulfilling its fiduciary responsibilities relating to accounting policies and auditing and reporting practices, and assuring the independence of the Company's public accountants, the integrity of management and the adequacy of disclosure to shareholders. Its duties include recommending the selection of independent accountants, reviewing the scope of the audits and the results thereof, and reviewing the organization and scope of the Company's internal systems of financial control and accounting policies followed by the Company.
     The Compensation Committee, which met seven times during the last fiscal year, consists of William A. Ziegler, William S. Barrack, Jr., Charles H. Mullen and Daniel M. Sullivan. This committee is primarily concerned with administering the Performance Improvement Compensation Plan, determining compensation of officers and oversight of the Company's pension plans.
     The Nominating Committee, which met four times during the last fiscal year, consists of William A. Ziegler, Robert E. Harrison, Charles H. Mullen and J. Alec G. Murray. This committee is primarily concerned with recommending to the full Board of Directors candidates for election as directors. The Committee will consider candidates recommended by shareholders. Such recommendations should be sent to the Nominating Committee, c/o Guy M. Ross, Secretary, Standard Commercial Corporation, 2201 Miller Road, Wilson, North Carolina 27893.
     Subsequent to the end of fiscal 1997 the Board established a Finance Committee, comprising Daniel M. Sullivan, William S. Barrack, Jr., Robert E. Harrison, Charles H. Mullen and William A. Ziegler. This committee is primarily concerned with monitoring the financial condition of the Company and recommendations with respect to financial planning and policies.
     The Board of Directors held six meetings during the last fiscal year. Each director was present at 75% or more of the meetings of the Board and its committees on which the director served.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The rules of the Securities and Exchange Commission require disclosure of late Section 16 filings by directors and executive officers. To the best of the Company's knowledge and belief, there were no late filings during fiscal 1997.

                             DIRECTORS' COMPENSATION

     Directors who are not employees of the Company receive an annual retainer of $15,000 for serving on the Board of Directors and $10,000 for serving on Committees of the Board, plus a fee of $750 for each meeting of the Board and $250 for each Committee meeting attended. On retirement after at least five years service as a nonemployee Director, they receive annually for the number of years equaling their years of service as a nonemployee director one half the retainer in effect at the time of retirement.

                          COMPENSATION COMMITTEE REPORT

     The compensation of the executive officers is determined by the Compensation Committee.

Compensation Objectives

     In determining the total compensation of an executive officer the Committee has in mind the necessity of attracting and retaining exceptionally competent employees and motivating them to achieve maximum profitability of the Company. Compensation paid comparable executive officers by competitors is taken into account, along with performance of the Company and the individual and of the activities for which he is responsible.

Compensation Arrangements

     Apart from benefits, which are dealt with in the accompanying tables, an executive officer's total compensation consists of base salary, cash bonus and awards of restricted shares of the Company's common stock under the Performance Improvement Compensation Plan.
     Base Salary. In determining base salaries for the executive officers, the Committee examines available reports regarding salaries paid by competitors and in industry generally and considers the executive officer's responsibilities, the past and present performance of the Company and the individual and of the activities for which he is responsible, and future potential.
     Cash Bonus. The same factors considered in determining base salaries are considered in determining cash bonuses paid to executive officers although somewhat more weight is given to immediate past performance of the individual and the activities for which he is responsible than in determining base salaries. No cash bonuses were paid in fiscal 1997.
     Restricted Stock. At the annual meeting on August 11, 1992 the shareholders approved the Performance Improvement Compensation Plan (the "Plan"), authorizing the Committee to make effective for designated employees various arrangements based on shares of Company stock. On June 14, 1993 the Committee adopted the

Restricted Stock Plan (the "RSP") as a means of awarding those employees, to the extent certain performance objectives are met, restricted shares of the Company's common stock pursuant to the Plan. In doing so, the Committee had in mind not only the objectives generally applicable to the Company's compensation arrangements, but causing participating employees to own more shares of the Company's stock than might otherwise be the case and to identify more closely with shareholder interests. The Company's executive officers are among those who have been designated as eligible to participate. The RSP calls for awards of restricted stock being made on the basis of overall Company performance in terms of return on net assets. No awards are made on account of a year in which return on net assets is not at least equal to a threshold figure. The Committee establishes a target return on net assets for the year and the pool that will be available if that target is achieved. Correspondingly more or fewer shares are awarded to the extent the target is exceeded or not achieved. The Committee has the discretion to adjust awards because of changed conditions or for other reasons. Shares awarded pursuant to the Plan remain restricted for seven years, except in the case of recognized exceptions. No restricted shares were awarded in fiscal 1997.

Chief Executive Officer's Compensation

     In determining Mr. Murray's and Mr. Harrison's base salaries for the period served as Chief Executive Officer, the Committee took into consideration primarily the base salaries paid to chief executive officers by the Company's principal competition and an appropriate relationship between their base salaries and those of the executive officers reporting to him.
     Although no executive officer of the Company received compensation in fiscal 1997 in excess of the $1 million deductibility threshold established by
Section 162(m) of the Internal Revenue Code, the Committee will continue to consider the deductibility and performance-based compensation issues raised by
Section 162(m).
     This  report  has been  provided  by the  Compensation  Committee:  William
A.  Ziegler,  Chairman,  William S. Barrack, Jr., Charles H. Mullen and Daniel
M. Sullivan.

Compensation Committee Interlocks and Insider Participation

         The members of the Compensation Committee are currently William A. Ziegler, William S. Barrack, Jr., Charles H. Mullen and Daniel M. Sullivan. Messrs. Ziegler, Barrack, Mullen and Sullivan were not at any time during the fiscal year ended March 31, 1997 or at any other time an officer or employee of the Company. No executive officer of the Company serves as a member of the Board of Directors or Compensation Committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                                PERFORMANCE GRAPH

     The following graph compares total return, including reinvestment of dividends, on the Company's Common Stock to the total returns of the Standard & Poor's 500 Stock Index and a Peer Group Index (PGI) (as defined below) for the last five fiscal years ending March 31, 1997. The comparison assumes a $100 investment on March 31, 1992 in (1) Standard Commercial Common Stock, (2) the Standard & Poor's 500 Index and (3) the PGI, and shows in each case the change in stock price and dividends paid (assuming dividend reinvestment) over the ensuing five years.
                                    [graph]


-----------------------------------------------------------------------------------------------------------------
  FYE March 31   1992              1993             1994               1995             1996              1997
-----------------------------------------------------------------------------------------------------------------
  Standard       $100              $  91            $  56              $  49            $  35             $  72
  S&P 500        $100              $ 115            $ 117              $ 135            $ 179             $ 214
  Peer Group     $100              $ 109            $  70              $  81            $ 104             $ 131

      NOTE: The past performance shown in the graph above is not necessarily indicative of future performance.

     The PGI combines the weighted total return, based on the average month-end market capitalization, of the other two leaf tobacco dealers (DiMon Incorporated and Universal Corporation) publicly traded in the United States. Forstmann & Co, which previously was included in the PGI as being representative of the wool industry, has been dropped. Forstmann is no longer publicly traded and related performance data are not available.
     Anything to the contrary notwithstanding in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that incorporates future filings, including this Proxy Statement, in whole or in part, the preceding Compensation Committee Report and Performance Graph shall not be incorporated by reference into any such filings.

                             VOTING RIGHTS AND PROXY

     On June 11, 1997, the Company had outstanding 12,558,796 shares of common stock, all of one class and each share entitled to one vote. Shares cannot be voted at the meeting unless the owner is present or represented by proxy. A proxy may be revoked by the shareholder at any time before it is voted.
     The election of directors requires a plurality of the votes cast and the appointment of the Company's auditors requires the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to a particular matter, only those cast "For" or "Against" are included. Abstentions and votes withheld, as well as broker nonvotes will be counted only in determining the presence of a quorum.
     Unless a shareholder specifies otherwise in a proxy, it will be voted FOR the election as director of the three nominees listed under the caption "Election of Directors" herein and FOR approval of the appointment of Deloitte & Touche LLP as the Company's independent auditors for fiscal 1998.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Deloitte & Touche LLP audited the financial statements of the Company in 1997 and, subject to shareholder ratification, the Board of Directors has reappointed this firm as the Company's Independent Public Accountants for fiscal 1998. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, and will have an opportunity to respond to questions relating to their audit of the Company's financial statements and to make a statement if they so desire.

                              SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the 1998 Annual Meeting of Shareholders must be received by the Company before February 25, 1998. In addition, the Company's Bylaws require that shareholders give advance notice and furnish certain information to the Company in order to bring a matter of business before an annual meeting or to nominate a person for election as a director.

                             SOLICITATION OF PROXIES

     The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitations by mail, employees of the Company may solicit proxies in person or by telephone.
     At the time of mailing this Proxy Statement, the management is not aware of any matters not referred to herein to be presented for action at the meeting. If any other matters properly come before the meeting, it is intended that the shares represented by the proxies will be voted with respect thereto in accordance with the judgment of the persons voting them.



                                                                   Guy M. Ross
June 25, 1997                                                       Secretary

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                       STANDARD COMMERCIAL CORPORATION
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Guy M. Ross and Hampton R. Poole, Jr., proxies, each with full power of substitution, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of STANDARD COMMERCIAL CORPORATION to be held at the Wilson Country Club off West Nash Road in Wilson, North Carolina, on August 12, 1997 and at any adjournments thereof.

(1) ELECTION OF DIRECTORS: [ ] FOR all nominees listed below [ ] VOTE WITHHELD

    (INSTRUCTION: TO WITHHOLD VOTE FOR INDIVIDUAL NOMINEE(S), STRIKE A LINE THROUGH THE NAME(S) IN THE LIST BELOW.)

    Three-year terms expiring in 2000:    Henry R. Grunzke, Ery W. Kehaya and
    Daniel M. Sullivan

(2) Ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for fiscal 1998.

                                   [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

(3) In the discretion of such proxies, upon such other business as may properly come before the meeting.

                (Continued, and to be signed on the other side)

                        (Continued from the other side)

    A MAJORITY OF SAID PROXIES OR THEIR SUBSTITUTES WHO SHALL BE PRESENT AND ACT, OR IF ONLY ONE SHALL BE PRESENT AND ACT, THEN THAT ONE SHALL HAVE AND MAY EXERCISE ALL THE POWERS OF SAID PROXIES HEREUNDER.

                                            Dated--------------------------,1997


                                             -----------------------------------
                                                       [Signature(s)]

                                             -----------------------------------
                                                       [Signature(s)]

                                             Please date and sign as name(s)
                                             appear hereon. When shares are
                                             held by joint tenants, both should
                                             sign. When signing on behalf of a
                                             corporation, partnership, estate,
                                             trust or other shareholder, state
                                             your capacity or otherwise
                                             indicate that you are authorized
                                             to sign.

NOTE: PLEASE COMPLETE, SIGN AND RETURN AS SOON AS POSSIBLE IN ENCLOSED ENVELOPE.